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                           RELIABILITY INCORPORATED

                                  EXHIBIT 3.3
                       AMENDMENT TO AMENDED AND RESTATED
                      BYLAWS OF RELIABILITY INCORPORATED
                         EFFECTIVE SEPTEMBER 15, 1997


      NOW, THEREFORE, BE IT RESOLVED, that the bylaws of the Company be amended by amending the second sentence of Section 4.1 to read as follows:

            The board of directors shall consist of six members.
















































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